Exhibit 2.1

AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This Amendment to the Agreement and Plan of Merger and Reorganization, dated as of December 8, 2022 (the “Merger Agreement”), by and among Banzai International, Inc., a Delaware corporation (the “Company”), 7GC & Co. Holdings Inc., a Delaware corporation (“7GC”), 7GC Merger Sub I, Inc., a Delaware corporation and an indirect wholly owned subsidiary of 7GC (“First Merger Sub”), and 7GC Merger Sub II, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of 7GC (“Second Merger Sub” and, together with First Merger Sub, the “Merger Subs” and each, a “Merger Sub”), is made and entered into as of August 4, 2023, by and between the Company and 7GC (this “Amendment”). 7GC and the Company will each be referenced to herein from time to time as a “Party” and, collectively, as the “Parties.”

RECITALS

WHEREAS, the Parties have entered into the Merger Agreement, which provides for, among other things, the merger of First Merger Sub with and into the Company, with the Company continuing as the surviving entity (the “First Merger”) and promptly following the First Merger, but in any event on the same day as the First Merger and as part of the same overall transaction as the First Merger, the Company, as the surviving entity from the First Merger, will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with the separate corporate existence of the Company ceasing and Second Merger Sub surviving the Second Merger as a direct wholly owned subsidiary of 7GC;

WHEREAS, pursuant to Section 8.3 of the Merger Agreement, the Merger Agreement may be amended or modified only by a written agreement executed and delivered by duly authorized officers of 7GC, on the one hand, and the Company, on the other hand; and

WHEREAS, the Parties desire to amend the Merger Agreement as set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.  Amendment. From and after the date hereof, the Merger Agreement shall be amended as follows:

1.1 The fourth recital of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of December 8, 2022 (as may be amended from time to time, the “Hyros Merger Agreement”), by and among the Company, Hero Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company, Hyros Inc., a Delaware corporation (“Hyros”), and the stockholder representative party thereto;”

1.2 The sixth recital of the Merger Agreement is hereby amended by deleting the following language before clause (i) therein in its entirety:

“subject to the terms and conditions of this Agreement, immediately following the consummation of the Hyros Acquisition, and”

1.3 Section 1.1 of the Merger Agreement is hereby amended by:

(a) amending and restating the definition of “7GC Transaction Expenses” in its entirety to read as follows:

““7GC Transaction Expenses” means the aggregate amount of unpaid out-of-pocket fees, commissions, costs and expenses due and payable by 7GC as of the Second Effective Time of outside legal counsel, accountants, advisors, investment bankers or consultants in connection with the negotiation, preparation, execution and performance of this Agreement or any Ancillary Document and the consummation of the transactions contemplated hereby and thereby (including 7GC’s IPO).”

(b) deleting the definition of “Aggregate SAFE Cash-Out Amount” in its entirety.

(c) replacing the definition of “Aggregate 7GC Transaction Proceeds” with the following in its entirety:

““Aggregate Transaction Proceeds” means an amount equal to the sum of (a) the cash proceeds to be received by 7GC at Closing from the Trust Account in connection with the transactions contemplated hereby (after, for the avoidance of doubt, giving effect to the 7GC Stockholder Redemptions), (b) the cash proceeds to be received by 7GC or any Group Company from any financing, whether equity or debt, at or immediately following the Closing and (c) the unrestricted cash on the balance sheet of the Company as of immediately prior to the Closing.”

(d) amending and restating the definition of “Closing Adjusted Vested Securities Merger Consideration” in its entirety to read as follows:

““Closing Adjusted Vested Securities Merger Consideration” means an amount equal to the Total Consideration.”

(e) deleting the definition of “Closing Vested Securities Merger Consideration” in its entirety.

(f) amending and restating the definition of “Company Expenses” in its entirety to read as follows:

““Company Expenses” means, without duplication, the aggregate unpaid amount due and payable as of the Second Effective Time by any Group Company, for (i) out-of-pocket fees, costs and expenses incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents and the consummation of the transactions contemplated hereby and thereby (including the fees and expenses of outside legal counsel, accountants, advisors, investment bankers, brokers, consultants or other agents (including, for the avoidance of doubt, to perform any compensation studies)), (ii) the cost of the Company D&O Tail Policy to be obtained pursuant to Section 5.5, (iii) the costs and expenses of any consultant or advisor engaged to prepare a compensation study in connection with implementation of the New Incentive Plan, (iv) any filing fee to be paid pursuant to the HSR Act, (v) the filing fee to be paid for the Registration Statement / Proxy Statement, and (vi) any other fees, expenses, commissions or other amounts that are expressly allocated to any Group Company, or the Pre-Closing Holders pursuant to this Agreement or any Ancillary Document, in each case as of the Second Effective Time.”

(g) amending and restating the definition of “Excess 7GC Transaction Expenses” in its entirety to read as follows:

““Excess 7GC Transaction Expenses” means $0.00.”

(h) deleting the definition of “Hyros Acquisition”;

(i) adding the following definition of “Net Transaction Proceeds”:

““Net Transaction Proceeds” means an amount equal to (a) the Aggregate Transaction Proceeds, minus (b) the 7GC Transaction Expenses, minus (c) the Company Expenses.”

(j) amending the definition of “Subsidiary” to remove the last sentence therein in its entirety;

(k) adding the following definition of SAFE Conversion Price:

““SAFE Conversion Price” with respect to each SAFE Right, means the Valuation Cap Price as defined in each SAFE Agreement.”

(l) adding the following definition of “SAFE Purchase Amount”:

““SAFE Purchase Amount” means with respect to each SAFE Right, the Purchase Amount as defined in the applicable SAFE Agreement that governs such SAFE Right.”

(m) amending and restating the definition of “Total Company Vested Securities” in its entirety to read as follows:

““Total Company Vested Securities” means (i) the total number of shares of Company Class A Common Stock and shares of Company Class B Common Stock issued and outstanding as of immediately prior to the First Effective Time (including, for the avoidance of doubt, shares of Company Class A Common Stock issued in connection with the Company Preferred Conversion), (ii) the maximum aggregate number of shares of Company Class A Common Stock issuable upon full exercise of all Company Options issued, outstanding and vested immediately prior to the First Effective Time, (iii) the maximum aggregate number of shares of Company Class A Common Stock issuable upon conversion of the Conversion Amount under each Senior Convertible Note as of immediately prior to the First Effective Time at the applicable Senior Convertible Note Conversion Price, (iv) the maximum aggregate number of shares of Company Class A Common Stock issuable upon conversion of the Outstanding Amount under each Subordinated Convertible Note as of immediately prior to the First Effective Time at the applicable Subordinated Convertible Note Conversion Price and (v) the maximum aggregate number of shares of Company Class A Common Stock issuable upon conversion of the SAFE Purchase Amount under each SAFE Right as of immediately prior to the First Effective Time at the applicable SAFE Conversion Price.”

(n) amending and restating the definition of “Total Consideration” in its entirety to read as follows:

““Total Consideration” means $100,000,000, payable in 7GC New Class A Shares or 7GC New Class B Shares, as applicable.”

1.4 The first sentence of Section 2.1(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“Upon the terms and subject to the conditions set forth in this Agreement, 7GC, First Merger Sub, Second Merger Sub and the Company (First Merger Sub and the Company sometimes being referred to herein as the “First Merger Constituent Corporations”) shall cause First Merger Sub and the Company to consummate the First Merger, pursuant to which the First Merger Sub shall be merged with and into the Company, with the Company being the surviving corporation.”

1.5 Section 2.2(a)(i) of the Merger Agreement is hereby amended by replacing the language in the first parentheticals therein with the following in its entirety:

“including, for the avoidance of doubt, each share of Restricted Stock and each share of Company Class A Common Stock converted from shares of Company Preferred Stock in the Company Preferred Conversion”

1.6 Section 2.2(c) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“Treatment of SAFE Rights. At the First Effective Time, by virtue of the First Merger and without any action on the part of any Party or any other Person, each SAFE Right that is outstanding immediately prior to the First Effective Time shall thereupon by cancelled and converted into and become (A) the right to receive a number of 7GC New Class A Shares equal to (1) the SAFE Purchase Amount in respect of such SAFE Right divided by the SAFE Conversion Price in respect of such SAFE Right multiplied by (2) the Exchange Ratio, plus (B) the right to receive the Earn Out Shares.”

1.7 Section 2.2(e) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“Aggregate Merger Consideration. The aggregate consideration to be paid to the Pre-Closing Holders in the First Merger shall consist of the Closing Merger Consideration apportioned pursuant to Section 2.2(a), Section 2.2(b) and Section 2.2(c) and Section 2.1(d).”

1.8 The first paragraph of Section 2.6(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“(a) At the First Effective Time, in accordance with the provisions of Section 2.2(b) and the Allocation Schedule, 7GC shall issue or cause to be issued to each Pre-Closing Holder, such Pre-Closing Holder’s proportionate allocation (based on such Pre-Closing Holder’s Closing Merger Consideration) of 0 restricted 7GC New Class A Shares, which shall be subject to the vesting and forfeiture provisions provided for in this Section 2.6 (collectively, the “Earn Out Shares”):

(i)	none of the Earn Out Shares will vest upon the occurrence of Triggering Event I (the “$12 Earn Out Shares”);

(ii)	none of the Earn Out Shares will vest upon the occurrence of Triggering Event II (the “$14 Earn Out Shares”); and

(iii)	none of the Earn Out Shares will vest upon the occurrence of Triggering Event III (the “$16 Earn Out Shares”).”

1.9 The first sentence of Section 3.1(b) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“True, correct and complete copies of the Governing Documents of each Group Company and the Company Stockholder Agreements have been provided to 7GC, in each case, as amended and in effect as of the date hereof.”

1.10 Sections 3.4(b) through 3.4(d) of the Merger Agreement are hereby amended by deleting the following parentheticals and the language therein in their entirety:

“(including, for the avoidance of doubt, Hyros)”

1.11 Section 5.01(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“(a) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms (the “Pre-Closing Period”), the Company shall, and the Company shall cause its Subsidiaries to, except (i) as expressly required by this Agreement or any Ancillary Document, (ii) as required by applicable Law, (iii) as set forth on Section 5.1(a) of the Company Schedules, (iv) as consented to in writing by 7GC, or (v) as required to comply with COVID-19 Measures (but only to the extent reasonable and prudent in light of the business of the Group Companies and, where applicable, the circumstances giving rise to adverse changes in respect of COVID-19 or the COVID-19 Measures), operate the business of the Group Companies in the ordinary course.”

1.12 Section 5.1(b)(ii) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“(A) merge, consolidate, combine or amalgamate any Group Company with any Person, (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business entity or organization or division thereof, or (C) purchase or otherwise acquire, or lease or license, any other property or assets of any other Person;”

1.13 Clause (C) of Section 5.1(b)(vii) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“[intentionally omitted];”

1.14 Clause (ii) of Section 5.3 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“[intentionally omitted];”

1.15 Clause (y) of the second sentence of Section 5.8(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“[intentionally omitted].”

1.16 Section 5.8(b) of the Merger Agreement is hereby amended by replacing reach reference to “the Group Companies or Hyros” with a reference to “the Group Companies”.

1.17 The first sentence of Section 5.17(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“The Company shall deliver to 7GC on or prior to August 31, 2023, the Closing Company Audited Financial Statements, audited in accordance with the standards of the PCAOB and containing an report of the Company’s auditors qualified only as set forth on Section 5.17(a) of the Company Schedules, that is required to be included in the Registration Statement / Proxy Statement and any other filings to be made by 7GC with the SEC in connection with the transactions contemplated hereby and in the Ancillary Documents (together with the Closing Company Audited Financial Statements, the “PCAOB Financials”).”

1.18 Section 5.22 of the Merger Agreement is hereby amended and restated in its entity to read as follows:

“[Intentionally omitted].”

1.19 Section 6.2(d) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“[intentionally omitted];”

1.20 Section 6.2(h) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“[intentionally omitted]; and”

1.21 Section 6.3(d) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“(d) the Net Transaction Proceeds shall be equal to or greater than $5,000,000.”

1.22 Section 7.1(d) of the Merger Agreement is hereby amended by replacing the reference to “September 8, 2023” with “December 28, 2023”, and all references in the Merger Agreement to “Termination Date” shall mean December 28, 2023.

1.23 Section 7.1(h) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“[intentionally omitted];

1.24 Exhibit B to the Merger Agreement is hereby amended and restated in its entirety to be in the form attached hereto Exhibit B.

2.  Company Support Agreement. Concurrently with the execution of this Amendment, parties to the Company Support Agreement are entering into an amended and restated support agreement in the form attached hereto as Exhibit A to amend and restate the Company Support Agreement in its entirety.

3. Interpretation; No Other Amendment. All capitalized terms used herein shall have the meanings assigned to them in the Merger Agreement except as otherwise provided herein or unless the context otherwise requires. For the avoidance of doubt, from and after the date of this Amendment, references in the Merger Agreement to the “Agreement” or any provision thereof shall be deemed to refer to the Merger Agreement or such provision as amended hereby unless the context otherwise requires. Except to the extent any provisions of the Merger Agreement are expressly amended by Section 1 of this Amendment, all terms and conditions of the Merger Agreement and all other documents, instruments and agreements executed thereunder, shall remain in full force and effect pursuant to the terms thereof. In the event of any inconsistency or contradiction between the terms of this Amendment and the Merger Agreement, the provisions of this Amendment shall prevail and control.

4. General Provisions. The provisions of Sections 8.5 (Governing Law), 8.7 (Instruction; Interpretation), 8.10 (Severability), 8.11 (Counterparts; Electronic Signatures), 8.15 (Waiver of Jury Trial) and 8.16 (Jurisdiction) of the Merger Agreement apply equally to this Amendment and are hereby deemed incorporated by reference.

[Signature Page To Follow]

The Parties have caused this Amendment to be executed and delivered as of the date first written above.

Banzai International, Inc.

By:	/s/ Joseph Davy
Name:	Joseph Davy
Title:	Chief Executive Officer

7GC & Co. Holdings Inc.

By:	/s/ Jack Leeney
Name:	Jack Leeney
Title:	Chairman and Chief Executive Officer

[Amendment to Agreement and Plan of Merger and Reorganization]

Exhibit A

Amended and Restated Company Support Agreement

AMENDED AND RESTATED COMPANY SUPPORT AGREEMENT

This AMENDED AND RESTATED COMPANY SUPPORT AGREEMENT (this “Agreement”) is dated as of August 4, 2023, by and among 7GC & Co. Holdings Inc., a Delaware corporation (“7GC”), the Persons set forth on Schedule I hereto (each, a “Stockholder” and, collectively, the “Stockholders”), and Banzai International, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, on December 8, 2022, 7GC, the Company and the Stockholders entered into that certain Company Support Agreement (the “Original Company Support Agreement”);

WHEREAS, concurrently with the execution of the Original Company Support Agreement, 7GC, 7GC Merger Sub I , Inc., a Delaware corporation and an indirect wholly owned subsidiary of 7GC (“First Merger Sub”), 7GC Merger Sub II, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of 7GC (“Second Merger Sub” and, together with First Merger Sub, the “Merger Subs” and each, a “Merger Sub”), and the Company entered into an Agreement and Plan of Merger and Reorganization (the “Original Merger Agreement”), pursuant to which, among other transactions, upon the terms and subject to the conditions thereof, at the Closing, First Merger Sub will merge with and into the Company (the “First Merger”), with the separate corporate existence of First Merger Sub ceasing and the Company surviving the First Merger as an indirect wholly owned subsidiary of 7GC (the “Surviving Corporation”) and, promptly following the First Merger, but in any event on the same day as the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Second Merger Sub surviving the Second Merger as a wholly owned subsidiary of 7GC, and, upon the First Effective Time of the First Merger, each share of Company Stock issued and outstanding as of immediately prior to the First Effective Time shall be cancelled and automatically converted into the right to receive the consideration as described in the Original Merger Agreement (such transaction, the Mergers and the other transactions contemplated by the Original Merger Agreement, the “Transactions”), and a condition to the closing of the Transactions pursuant to the Original Merger Agreement is the completion of the Company’s acquisition of Hyros Inc., a Delaware corporation (“Hyros”);

WHEREAS, 7GC and the Company have decided to pursue the closing of the Transactions without completing the Company’s acquisition of Hyros and requiring the completion of such acquisition as a condition to the closing of the Transactions and, concurrently with the execution of this Agreement, the Company, 7GC, and the Merger Subs are entering into that certain Amendment to Agreement Plan of Merger and Reorganization (the “Merger Agreement Amendment,” and the Original Merger Agreement as amended by the Merger Agreement Amendment, the “Merger Agreement”) to reflect this structural change and the corresponding changes to certain terms of the Original Merger Agreement;

WHEREAS, as of the date hereof, the Stockholders are the holders of record and “beneficial owners” (within the meaning of Rule 13d-3 of the Exchange Act) of such numbers and classes of shares of Company Stock as are indicated opposite their names on Schedule I attached hereto (all such Company Stock, together with any New Securities (as defined below), are referred to herein as the “Subject Shares”);

WHEREAS, the Company and the Stockholders hereby agree to terminate, effective as of the Closing, each Company Stockholder Agreement; and

WHEREAS, pursuant to Section 2 of the Merger Agreement Amendment and as an inducement to 7GC entering into the Merger Agreement Amendment and to consummate the Transactions, 7GC, the Company and the Stockholders desire to (i) amend and restate, in its entirety, the Original Company Support Agreement by entering into this Agreement to support the closing of the Transactions pursuant to the terms of the Merger Agreement and (ii) agree to the matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE 1

COMPANY SUPPORT AGREEMENT; COVENANTS

1.1 Transfer of Shares. During the period commencing on the date hereof and ending on the earlier to occur of (a) the Closing, and (b) such date and time as the Merger Agreement shall be terminated in accordance with Section 7.1 of the Merger Agreement (the “Expiration Time”), each Stockholder agrees that it shall not (i) sell, assign, offer, exchange, transfer (including by operation of law), pledge, dispose of, permit to exist any Lien with respect to, or otherwise encumber (each, a “Transfer”), any of the Subject Shares or otherwise agree or commit to do any of the foregoing, (ii) deposit any Subject Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Subject Shares or (iv) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting such Stockholder’s ability to perform its obligations under this Agreement (including pursuant to Section 1.3); provided, that the foregoing shall not prohibit the transfer of the Subject Shares, (A) if Stockholder is an individual (1) to any member of such Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, the sole trustees of which are such Stockholder or any member of such Stockholder’s immediate family, (2) by will, other testamentary document, under the Laws of intestacy or by virtue of Laws of descent and distribution upon the death of Stockholder, or (3) by operation of law pursuant to a qualified domestic relations order or in connection with a divorce settlement; (B) if Stockholder is an entity, to a partner, member, or Affiliate of Stockholder; or (C) if Stockholder is a trust, any beneficiary of such Stockholder or the estate of any such beneficiary; but only if, in the case of clauses (A), (B) and (C), such transferee shall concurrently execute this Agreement or a joinder agreeing to become a party to this Agreement. Any attempted transfer of Subject Shares or any interest therein in violation of this Section 1.1 shall be null and void.

1.2 New Shares. In the event that, during the period commencing on the date hereof and ending at the Expiration Time, (a) any shares of Company Stock are issued to a Stockholder after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Subject Shares or otherwise, (b) a Stockholder purchases or otherwise acquires beneficial ownership of any shares of Company Stock or (c) a Stockholder acquires the right to vote or share in the voting of any shares of Company Stock (including, without limitation, by proxy or power of attorney) (collectively the “New Securities”), then such New Securities acquired or purchased by such Stockholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Shares owned by such Stockholder as of the date hereof. Each of the Stockholders agrees, while this Agreement is in effect, to notify the Company promptly pursuant to the provisions of Section 3.8 of the number of New Securities acquired by such Stockholder, if any, after the date hereof.

1.3 Agreement to Vote. During the period commencing on the date hereof until the Expiration Time, each Stockholder, with respect to its, his or her Subject Shares unconditionally and irrevocably agrees that, at any meeting of the stockholders of the Company requested by the Board of Directors of the Company or undertaken as contemplated by the Transactions (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of the Company (which written consent shall be delivered promptly, and in any event within twenty four (24) hours, after (x) the Registration Statement / Proxy Statement has been declared effective and (y) the Company requests such delivery), such Stockholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its, his or her Subject Shares to be counted as present thereat for purposes of establishing a quorum, and such Stockholder shall vote or provide consent (or cause to be voted or consented), in person or by proxy, all of its, his or her Subject Shares:

(a) to approve and adopt the Merger Agreement and the Transactions (including, but not limited to, the Company Preferred Conversion);

(b) in any other circumstances upon which a consent or other approval is required under the Governing Documents of the Company or the Company Stockholder Agreements or otherwise sought with respect to, or in connection with, the Merger Agreement or the Transactions, to vote, consent or approve (or cause to be voted, consented or approved) with respect to all of such Stockholder’s Subject Shares held at such time in favor thereof; and

(c) against any 7GC Competing Transaction or any proposal, action or agreement that would impede, interfere, frustrate, delay, postpone, prevent or nullify any provision of this Agreement, the Merger Agreement or the Merger.

Each Stockholder hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing. Notwithstanding the foregoing, to the extent such Stockholder is not a director, officer or Affiliate of the Company or holder of Subject Shares representing greater than 5% of the outstanding shares of capital stock of the Company, such Stockholder shall not be obligated to vote or provide consent with respect to any of its, his or her Subject Shares or take any other action, in each case solely to the extent any such vote, consent or other action would preclude 7GC from filing with the SEC the Registration Statement / Proxy Statement on Form S-4 as contemplated by the Merger Agreement.

1.4 No Adverse Action; Stop Order. Each of the Stockholders agrees, while this Agreement is in effect, not to take or agree or commit to take any action that would make any representation and warranty of such Stockholder contained in this Agreement inaccurate in any material respect. Each of the Stockholders further agrees that it shall use its commercially reasonable efforts to cooperate with 7GC to effect the transactions contemplated hereby and the Transactions. In furtherance of the foregoing, the Company hereby agrees (a) to place a revocable stop order on all Subject Shares and (b) not to process any attempts by the Stockholders to Transfer any Subject Shares except in compliance with the terms of this Agreement.

1.5 No Challenges. Each Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against 7GC, First Merger Sub, Second Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement or (c) otherwise relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby and thereby.

1.6 Termination of Company Stockholder Agreements. Each of the Company and each Stockholder hereby agrees and consents to the termination of all Company Stockholder Agreements to which such Stockholder is party, effective as of the Closing, without any further liability or obligation to such Stockholder, the Company, the Company’s Subsidiaries, or 7GC. Each Stockholder agrees, confirms, and acknowledges that, after the Closing, it, he or she shall not have any of the rights or privileges provided to each such Stockholder in such applicable Company Stockholder Agreements. The termination of such Company Stockholder Agreements shall terminate the rights of the parties thereto to enforce any provisions of such agreements that expressly survive the termination of such Company Stockholder Agreements.

1.7 Registration Rights Agreement. Each of the Stockholders set forth on Schedule II (and any Person to whom each such Stockholder transfers its Subject Shares as permitted by the terms of this Agreement) will deliver, at the Closing, a duly executed copy of the Registration Rights Agreement, substantially in the form attached as Exhibit B to the Merger Agreement.

1.8 Lock-up Agreements. Each of the Stockholders set forth on Schedule III (and any Person to whom each such Stockholder transfers its Subject Shares as permitted by the terms of this Agreement) will deliver, at the Closing, a duly executed copy of the Lock-up Agreement, substantially in the form attached as Exhibit C to the Merger Agreement.

1.9 Appraisal and Dissenters’ Rights. Each Stockholder hereby irrevocably and unconditionally waives, and agrees not to assert or perfect, any rights of appraisal or other similar rights to dissent (including any notice requirements related thereto) with respect to the Merger, the Merger Agreement or any of the Transactions that Stockholder may have by virtue of ownership of Subject Shares (including all rights under Section 262 of the DGCL).

1.10 Exclusivity. Unless this Agreement shall have been terminated in accordance with Section 3.1, each Stockholder agrees not to, and shall cause its, his or her Affiliates or Representatives not to, (a) accept, initiate, respond to, encourage, entertain, solicit, negotiate, provide information with respect to or discuss other offers for an Acquisition Proposal; (b) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, an Acquisition Proposal; (c) enter into any Contract regarding an Acquisition Proposal; (d) prepare or take any steps in connection with a public offering of any Equity Securities of any Group Company (or any successor to or parent company of any Group Company); or (e) otherwise cooperate in any way with, or assist or participate in, or facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing or seek to circumvent this Section 1.10 or further an Acquisition Proposal. Each Stockholder agrees to (A) notify the Company and 7GC promptly upon receipt (and in any event within forty-eight (48) hours after receipt) of any Acquisition Proposal, and to describe the terms and conditions of any such Acquisition Proposal in reasonable detail (including the identity of the Persons making such Acquisition Proposal), (B) keep the Company and 7GC fully informed on a current basis of any material modifications to such offer or information and (C) not (and shall cause its Affiliates and Representatives not to) conduct any further discussions with, provide any information to, or enter into negotiations with such Persons. Each Stockholder shall immediately cease and cause to be terminated any discussions or negotiations with any Persons (other than 7GC and its Representatives) that may be ongoing with respect to an Acquisition Proposal and terminate any such Person’s and such Person’s Representative’s access to any electronic data room. Each Stockholder shall not release any third party from, or waive, amend or modify any standstill or confidentiality provision with respect to an Acquisition Proposal in any agreement to which such Stockholder is a party.

1.11 Consent to Disclosure. Each Stockholder hereby consents to the publication and disclosure in the Registration Statement / Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by the Company or 7GC to any Governmental Entity or to securityholders of 7GC) of such Stockholder’s identity and beneficial ownership of its Subject Shares and the nature of such Stockholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by the Company or 7GC, a copy of this Agreement. Each Stockholder will promptly provide any information reasonably requested by the Company or 7GC in connection with the first sentence of this Section 1.11 or for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Stockholders. Each Stockholder represents and warrants as of the date hereof to 7GC and the Company (solely with respect to itself, himself or herself and not with respect to any other Stockholder) as follows:

(a) Organization; Due Authorization. If such Stockholder is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Stockholder’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Stockholder. If such Stockholder is an individual, such Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If any Stockholder is an individual and is married, and any of the Subject Shares of such Stockholder constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, binding and enforceable with respect to such Stockholder, such Stockholder’s spouse has delivered with this Agreement a Spousal Consent in the form attached hereto as Exhibit A and this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, such Stockholder’s spouse, enforceable against such Stockholder’s spouse in accordance with its terms. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the applicable Stockholder.

(b) Ownership. Such Stockholder is the record and beneficial owner (as defined in the Securities Act) of, and has good, valid and marketable title to, all of such Stockholder’s Subject Shares, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares) affecting any such Subject Shares, other than Liens pursuant to (i) this Agreement, (ii) the Governing Documents of the Company, (iii) the Company Stockholder Agreements, (iv) the Merger Agreement, or (v) any applicable securities Laws. Such Stockholder’s Subject Shares are the only Equity Securities in the Company owned of record or beneficially by such Stockholder on the date of this Agreement, and none of such Stockholder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided hereunder and under the Company Stockholder Agreements. Such Stockholder has full and sole voting power (including the right to control such vote as contemplated herein), full power of disposition and full power to agree to all of the matters applicable to such Stockholder set forth in this Agreement, in each case, with respect to such Stockholder’s Subject Shares (including, without limitation, by proxy or power of attorney). Such Stockholder does not hold or own any rights to acquire (directly or indirectly) any Equity Securities of the Company or any Equity Securities convertible into, or which can be exchanged for, Equity Securities of the Company. Such Stockholder has not granted a proxy or power of attorney with respect to any of the Stockholder’s Subject Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement. There are no claims for finder’s fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby payable by such Stockholder pursuant to arrangements made by such Stockholder.

(c) No Conflicts. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of his, her or its obligations hereunder and the compliance by such Stockholder of his, her or its obligations hereunder do not and will not, (i) if such Stockholder is not an individual, contravene, conflict with or result in a violation of the organizational documents of such Stockholder or (ii) require any consent, authorization or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Stockholder or such Stockholder’s Subject Shares), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Stockholder of its, his or her obligations under this Agreement, (iii) conflict with or violate any Law, or (iv) result in the creation of a Lien on any of the Subject Shares. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other person is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby. If such Stockholder is an individual, no consent of such Stockholder’s spouse is necessary under any “community property” or other Laws in order for such Stockholder to enter into and perform its obligations under this Agreement.

(d) Litigation. There are no Proceedings pending against such Stockholder, or to the knowledge of such Stockholder threatened against such Stockholder, before (or, in the case of threatened Proceedings, that would be before) any arbitrator or any Governmental Entity, which in any manner challenges, seeks to prevent, enjoin or materially delay or could have the effect of preventing, enjoining or materially delaying the performance by such Stockholder of its, his or her obligations under this Agreement.

(e) Adequate Information. Such Stockholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of 7GC and the Company to make an informed decision regarding this Agreement, the Transactions and the transactions contemplated hereby and has independently and without reliance upon 7GC or the Company and based on such information as such Stockholder has deemed appropriate, made its, his or her own analysis and decision to enter into this Agreement. Such Stockholder acknowledges that 7GC and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Stockholder acknowledges that the agreements contained herein with respect to the Subject Shares held by such Stockholder are irrevocable.

(f) Acknowledgment. Such Stockholder understands and acknowledges that each of 7GC and the Company is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

(g) No Inconsistent Agreements. Such Stockholder hereby covenants and agrees that, except for this Agreement, such Stockholder (a) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to such Stockholder’s Subject Shares inconsistent with such Stockholder’s obligations pursuant to this Agreement, (b) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to such Stockholder’s Subject Shares and (c) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of such Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing such Stockholder from performing any of its material obligations under this Agreement.

ARTICLE 3

MISCELLANEOUS

3.1 Termination. This Agreement and all of its provisions shall automatically terminate upon the earliest of (a) the Expiration Time and (b) as to each Stockholder, the written agreement of 7GC, the Company and such Stockholder. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This Article III shall survive the termination of this Agreement.

3.2 Governing Law. This Agreement and all related Proceedings shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

3.3 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a) ANY PROCEEDING BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MUST BE BROUGHT IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE), OR, IF IT HAS OR CAN ACQUIRE JURISDICTION, IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF EACH SUCH COURT IN ANY SUCH PROCEEDING, WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO PERSONAL JURISDICTION, VENUE OR TO CONVENIENCE OF FORUM, AGREES THAT ALL CLAIMS IN RESPECT OF THE PROCEEDING SHALL BE HEARD AND DETERMINED ONLY IN ANY SUCH COURT, AND AGREES NOT TO BRING ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY OTHER COURT. NOTHING HEREIN CONTAINED SHALL BE DEEMED TO AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY IN ANY OTHER JURISDICTION, IN EACH CASE, TO ENFORCE JUDGMENTS OBTAINED IN ANY PROCEEDING BROUGHT PURSUANT TO THIS SECTION 3.3(a).

(b) WAIVER OF TRIAL BY JURY. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

3.4 Assignment. This Agreement may not be assigned by any party (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Any attempted assignment of this Agreement not in accordance with the terms of this Section 3.4 shall be void, ab initio.

3.5 Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Transactions) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, including the Stockholder’s obligations to vote its Subject Shares as provided in this Agreement, in each case without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at Law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity.

3.6 Amendment; Waiver. This Agreement may be amended or modified only by a written agreement executed and delivered by 7GC, the Company and the Stockholders. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any party or parties effected in a manner which does not comply with this Section 3.6 shall be void, ab initio.

3.7 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

3.8 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) when delivered in person, when delivered by e-mail (having obtained electronic delivery confirmation thereof), or when sent by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other parties as follows:

If to 7GC:

c/o 7GC & Co. Holdings LLC
388 Market Street, Suite 1300
San Francisco, CA 94111
Attention:	Jack Leeney
Chris Walsh
E-mail:	jack@7GC.co
chris@7GC.co

with a copy (which shall not constitute notice) to:

Sidley Austin LLP
1999 Avenue of the Stars
17th Floor
Los Angeles, CA 90067
Attention:	Joshua G. DuClos
E-mail:	jduclos@sidley.com

Sidley Austin LLP
One South Dearborn Street
Chicago, IL 60603
Attention:	Michael P. Heinz and Matthew D. Stoker
E-mail:	mheinz@sidley.com and mstoker@sidley.com

If to the Company:

Banzai International, Inc.
435 Ericksen Ave, Suite 250
Bainbridge Island, WA 98110
Attention:	Joseph Davy
E-mail:	joe@banzai.io

with a copy (which shall not constitute notice) to:

Cooley LLP
1700 Seventh Avenue, Suite 1900
Seattle, WA 98101-1355
Attention:	Sonya Erickson
E-mail:	serickson@cooley.com

If to a Stockholder:

To such Stockholder’s address set forth on Stockholder’s signature page hereto.

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

3.9 Further Assurances. Each Stockholder shall execute and deliver, or cause to be delivered, such additional documents, and take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws), or reasonably requested by 7GC or the Company, to effect the actions and consummate the Merger and the other transactions contemplated by this Agreement and the Merger Agreement (including the Transactions), in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

3.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, “pdf”, “tif” or “jpg”) and other electronic signatures (including, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act and any other applicable law. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement, shall be disregarded in determining the party’s intent or the effectiveness of such signature.

3.11 Entire Agreement; Effect of this Agreement. This Agreement constitutes the full and entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. For the avoidance of doubt and in furtherance of the foregoing, upon the execution and delivery of this Agreement, by the Company, Stockholders and 7GC, the Original Support Agreement shall automatically terminate and be of no further force and effect and the Original Company Support Agreement is hereby amended and restated in its entirety as set forth in this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

7GC & CO. HOLDINGS INC.

By:
Name:	Jack Leeney
Title:	Chairman and Chief Executive Officer

[Signature Page to Amended and Restated Company Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BANZAI INTERNATIONAL, INC.

By:
Name:	Joseph P. Davy
Title:	Chief Executive Officer

[Signature Page to Amended and Restated Company Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Sheila Linteau, as Administrator of the estate of Roland A. Linteau III, Deceased

Address:	****
Email:	****

[Signature Page to Amended and Restated Company Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Joseph P. Davy

Address:	****
Email:	****

[Signature Page to Amended and Restated Company Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

DNX PARTNERS III, LP

By:	DNX Venture Partners III, LP,
its	General Partner

By:	DNX III, LLC,
its	General Partner

By:
Name:	Mitch Kitamura
Title:	Authorized Signatory

DNX PARTNERS JAPAN III, LP

By:	DNX Venture Partners III, LP,
its	General Partner

By:	DNX III, LLC,
its	General Partner

By:
Name:	Mitch Kitamura
Title:	Authorized Signatory

DNX PARTNERS S-III, LP

By:	DNX Partners S3, LLC
its	General Partner

By:
Name:	Mitch Kitamura
Title:	Authorized Signatory

[Signature Page to Amended and Restated Company Support Agreement]

SCHEDULE I

Stockholder Subject Shares

Stockholder	Class of Shares	Number of Shares
DNX Partners III, LP	Series A-1 Preferred Stock	1,014,166
DNX Partners Japan III, LP	Series A-1 Preferred Stock	350,266
DNX Partners S-III, LP	Series A-1 Preferred Stock	7,545
Joseph P. Davy	Class B Common Stock	3,760,000
The Estate of Roland A. Linteau III	Class B Common Stock	2,560,000

SCHEDULE II

Registration Rights Agreement Signatories

1.	Joseph Davy

2.	Sheila Linteau on behalf of the estate of Roland Linteau

3.	DNX Partners III, LP

4.	DNX Partners Japan III, LP

5.	DNX Partners S-III, LP

SCHEDULE III

Lock-up Agreement Signatories

1.	Joseph Davy

2.	Sheila Linteau on behalf of the estate of Roland Linteau

3.	DNX Partners III, LP

4.	DNX Partners Japan III, LP

5.	DNX Partners S-III, LP

Exhibit A

Form of Spousal Consent

I, ____________________, spouse of ___________________ (“Stockholder”), acknowledge that I have read the Amended and Restated Company Support Agreement, executed by Stockholder with 7GC & Co. Holdings Inc., a Delaware corporation (“7GC”), and Banzai International, Inc., a Delaware corporation (the “Company”), on _______, (the “Agreement”), and that I know the contents of the Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

I am aware that the Agreement contains provisions regarding Company Stock (as defined in the Merger Agreement) that my spouse may own, including any interest that I might have therein. I understand and agree that my interest, if any, in any Company Stock subject to the Agreement shall be irrevocably subject to the Agreement and the other agreements referred to therein. I further understand and agree that any community property interest that I may have in such Company Stock shall be similarly subject to the Agreement and the other agreements referred to therein.

I irrevocably constitute and appoint Stockholder as my true and lawful attorney and proxy in my name, place and stead to sign, make, execute, acknowledge, deliver, file and record all documents which may be required, and to manage, vote, act and make all decisions with respect to (whether necessary, incidental, convenient or otherwise), any and all Company Stock in which I now have or hereafter acquire any interest and in any and all Company Stock or New Securities (as defined in the Agreement) now or hereafter held of record by Stockholder (including but not limited to, the right, without further signature, consent or knowledge, to exercise amendments and modifications of, and to terminate, the foregoing agreements and to dispose of any and all such Company Stock and New Securities), with all powers I would possess if personally present, it being expressly understood and intended that the foregoing power of attorney and proxy is coupled with an interest; and this power of attorney is a durable power of attorney and will not be affected by disability, incapacity or death of Stockholder, or dissolution of marriage and this proxy will not terminate without the consent of Stockholder, 7GC and the Company.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this consent. I have either sought such guidance or counsel or determined after carefully reviewing the Agreement that I will not seek such guidance or counsel.

Name:
Date:

Exhibit B

Form of Registration Rights Agreement

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 2023, is made and entered into by and among [Banzai Holdings, Inc.] (formerly known as 7GC & Co. Holdings Inc.), a Delaware corporation (the “Company”), 7GC & Co. Holdings LLC, a Delaware limited liability company (the “Sponsor”), each of the undersigned parties that holds Founder Shares (as defined below) and is identified as an “Other Pre-IPO Holder” on the signature pages hereto (collectively, with the Sponsor, the “Existing Holders”), and the undersigned parties identified as “New Holders” on the signature pages hereto (collectively, the “New Holders”) (each of the foregoing parties (other than the Company) and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, a “Holder” and collectively, the “Holders”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed thereto in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Sponsor entered into that certain Securities Subscription Agreement, dated as of September 18, 2020, pursuant to which the Sponsor purchased an aggregate of 5,031,250 shares of the Company’s Class B common stock, par value $0.0001 per share (“Class B Common Stock”), which were issued in a private placement prior to the closing of the Company’s initial public offering;

WHEREAS, on December 1, 2020, the Sponsor transferred 25,000 shares of Class B Common Stock held by the Sponsor to each of Kent Schofield, Tripp Jones, Patrick Eggen and Courtney Robinson (collectively, the “Company Directors”);

WHEREAS, in December 2020, the Company effected a stock dividend of approximately 0.143 of a share for each share of Class B Common Stock outstanding, resulting in an aggregate of 5,750,000 shares of Class B Common Stock outstanding (the outstanding shares of Class B Common Stock held by each of the Sponsor and the Company Directors being referred to herein as the “Founder Shares”);

WHEREAS, upon the consummation of the transactions (the “Closing”) contemplated by the Merger Agreement (as defined below), the Founder Shares shall be automatically converted into shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), on a one-for-one basis, subject to adjustment;

WHEREAS, in order to finance the Company’s transaction costs in connection with the transactions contemplated by the Merger Agreement, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan to the Company funds as the Company may require, of which up to $1,500,000 of such loans may be convertible into up to an additional 1,500,000 warrants at a price of $1.00 per warrant (the “Working Capital Warrants”);

WHEREAS, the Company entered into that certain Agreement and Plan of Merger and Reorganization, dated as of December 8, 2022 (the “Merger Agreement”), by and among the Company, 7GC Merger Sub I, Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Company (“First Merger Sub”), 7GC Merger Sub II, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company (“Second Merger Sub” and, together with First Merger Sub, the “Merger Subs” and each, a “Merger Sub”), and Banzai International, Inc., a Delaware corporation (“Banzai”), pursuant to which, through a series of mergers at the Closing with the Merger Subs, Banzai will be merged with and into Second Merger Sub, with Second Merger Sub surviving the mergers and remaining a wholly-owned subsidiary of the Company;

WHEREAS, pursuant to the transactions contemplated by the Merger Agreement and subject to the terms and conditions set forth therein, upon the Closing, the New Holders will receive shares of the Company’s Class A Common Stock and/or Class B Common Stock;

WHEREAS, each of the Company and the Existing Holders is a party to that certain Registration Rights Agreement, dated December 22, 2020 (the “Existing Registration Rights Agreement”), pursuant to which the Company granted the Existing Holders certain registration rights with respect to certain securities of the Company, as set forth therein; and

WHEREAS, upon the Closing, each party to the Existing Registration Rights Agreement desires to amend and restate the Existing Registration Rights Agreement in its entirety as set forth herein, and the Company and the Holders desire to enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to the Registrable Securities (as defined below) on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective, or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble.

“Banzai” shall have the meaning given in the Recitals hereto.

“Board” shall mean the Board of Directors of the Company.

“business day” shall mean a day, other than a Saturday or Sunday, on which commercial banks in San Francisco, California or Salt Lake City, Utah are open for the general transaction of business.

“Closing” shall have the meaning given in the Recitals hereto.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Common Stock” shall mean the common stock, par value $0.0001 per share, of the Company (which, for the avoidance of doubt, is comprised of shares designated as “Class A” and “Class B” common stock).

“Company” shall have the meaning given in the Preamble.

“Company Underwritten Demand Notice” shall have the meaning given in subsection 2.1.3.

“Demanding Holder” shall have the meaning given in subsection 2.1.3.

“Effectiveness Deadline” shall have the meaning given in subsection 2.1.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Existing Holders” shall have the meaning given in the Preamble.

“Existing Registration Rights Agreement” shall have the meaning given in the Recitals hereto.

“First Merger Sub” shall have the meaning given in the Recitals hereto.

“Form S-1 Registration Statement” shall mean a Registration Statement on Form S-1 allowing for the delayed or continuous offering and sale of the Registrable Securities pursuant to Rule 415.

“Form S-3 Shelf” shall mean a Registration Statement on Form S-3 allowing for the delayed or continuous offering and sale of the Registrable Securities pursuant to Rule 415.

“Founder Shares” shall have the meaning given in the Recitals hereto and shall, for the avoidance of doubt, be deemed to include the shares of Class A Common Stock issuable upon conversion thereof.

“Founder Shares Lock-Up Period” shall mean, with respect to the Founder Shares, from the date hereof until the earlier of (A) 180 days after the date hereof; and (B) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

“GEM Agreement” shall mean that certain Share Purchase Agreement, dated as of May 27, 2022, by and between the Company and GEM Global Yield LLC SCS and GEM Yield Bahamas Limited.

“Holder” and “Holders” shall have the meanings given in the Preamble.

“Insider Letter” shall mean that certain letter agreement, dated as of December 22, 2020, by and among the Company, the Sponsor and each of the Company’s officers and directors signatory thereto.

“Lock-Up Period” shall mean the Founder Shares Lock-Up Period.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.5.

“Merger Agreement” shall have the meaning given in the Recitals hereto.

“Merger Sub” and “Merger Subs” shall have the meanings given in the Recitals hereto.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

“New Holders” shall have the meaning given in the Preamble.

“Permitted Transferees” shall mean any person or entity (i) to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the Lock-Up Period, under the Insider Letter, this Agreement and any other applicable agreement between such Holder and the Company, and to any transferee thereafter, and (ii) who agrees to become bound by the transfer restrictions set forth in this Agreement.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

“Pro Rata” shall have the meaning given in subsection 2.1.5.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) the Founder Shares (including, for the avoidance of doubt, the shares of Class A Common Stock issued or issuable upon the conversion of any Founder Shares), (b) any issued and outstanding share of Common Stock or any other equity security (including the shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by an Existing Holder as of the date of this Agreement, (c) any shares of Common Stock issued or issuable upon exercise of the Working Capital Warrants, (d) any outstanding shares of Common Stock or any other equity security of the Company held by a New Holder as of the date of this Agreement (including shares transferred to a Permitted Transferee and the shares of Common Stock issued or issuable upon the exercise of any such other equity security) and (e) any other equity security of the Company issued or issuable with respect to any such share of the Common Stock described in the foregoing clauses (a) through (e) by way of a stock dividend or stock split or in connection with a combination of shares, distribution, recapitalization, merger, consolidation or reorganization or other similar event; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities shall have been otherwise transferred, new certificates or book entry positions for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; (iv) such securities may be sold without registration pursuant to Rule 144 (but with no volume or manner of sale limitations thereunder); or (v) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable and customary fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company;

(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F) reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders initiating an Underwritten Demand to be registered for offer and sale in the applicable Registration.

“Registration Statement” shall mean any registration statement under the Securities Act that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holders” shall have the meaning given in subsection 2.1.3.

“Restricted Securities” shall have the meaning given in subsection 3.6.1.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act (together with any successor rule promulgated thereafter by the Commission).

“Rule 415” shall have the meaning given in subsection 2.1.1.

“Second Merger Sub” shall have the meaning given in the Recitals hereto.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Sponsor” shall have the meaning given in the Preamble.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Demand” shall have the meaning given in subsection 2.1.3.

“Underwritten Demand Notice” shall have the meaning given in subsection 2.1.3.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public, including an offering and/or sale of Registrable Securities by any Holder in a block trade or on an underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction, but excluding a variable price reoffer.

“Working Capital Warrants” shall have the meaning given in the Recitals hereto.

ARTICLE II
REGISTRATIONS

2.1 Shelf Registration.

2.1.1 Initial Registration. The Company shall use its reasonable best efforts to, as promptly as reasonably practicable, but in no event later than thirty (30) days after the Closing (the “Filing Deadline”), file a Form S-1 Registration Statement under the Securities Act to permit the public resale of all the Registrable Securities held by the Holders (and certain other outstanding equity securities of the Company) from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) (“Rule 415”) on the terms and conditions specified in this subsection 2.1.1 and shall use its reasonable best efforts to cause such Registration Statement to be declared effective as promptly as reasonably practicable after the initial filing thereof, but in no event later than sixty (60) business days following the Filing Deadline (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to one hundred and twenty (120) days after the Filing Deadline if the Registration Statement is reviewed by, and receives comments from, the Commission. The Registration Statement filed with the Commission pursuant to this subsection 2.1.1 shall be on a Form S-1 Registration Statement or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities, covering such Registrable Securities, and shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 at any time beginning on the effective date for such Registration Statement. A Registration Statement filed pursuant to this subsection 2.1.1 shall provide for the resale pursuant to any method or combination of methods legally available to, and reasonably requested prior to effectiveness by, the Holders. The Company shall use its reasonable best efforts to cause a Registration Statement filed pursuant to this subsection 2.1.1 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities. When effective, a Registration Statement filed pursuant to this subsection 2.1.1 (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Prospectus contained in such Registration Statement, in the light of the circumstances under which such statement is made).

2.1.2 Form S-3 Shelf. The Company shall use its commercially reasonable efforts to convert the Form S-1 Registration Statement to a Form S-3 Shelf as soon as practicable after the Company is eligible to use a Form S-3 Shelf. If the Company files a Form S-3 Shelf and thereafter the Company becomes ineligible to use Form S-3 for secondary sales, the Company shall use its reasonable best efforts to file a Form S-1 Registration Statement as promptly as reasonably practicable to replace the shelf registration statement that is a Form S-3 Shelf and have the Form S-1 Registration Statement declared effective as promptly as reasonably practicable and to cause such Form S-1 Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities.

2.1.3 Underwritten Offering. At any time and from time to time following the effectiveness of the Registration Statement required by subsections 2.1.1 or 2.1.2, any Holder may request to sell all or a portion of their Registrable Securities (a “Demanding Holder”) in an underwritten offering that is registered pursuant to such Registration Statement (an “Underwritten Demand”), provided that such Holder(s) (a) reasonably expect aggregate gross proceeds in excess of $50,000,000 from such Underwritten Offering or (b) reasonably expects to sell all of the Registrable Securities held by such Holder in such Underwritten Offering but in no event less than $10,000,000 in aggregate gross proceeds. All requests for an Underwritten Offering shall be made by giving written notice to the Company (the “Underwritten Demand Notice”). Each Underwritten Demand Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Offering and the expected price range (net of underwriting discounts and commissions) of such Underwritten Offering. Within five (5) business days after receipt of any Underwritten Demand Notice, the Company shall give written notice of such requested Underwritten Offering (the “Company Underwritten Demand Notice”) to all other Holders of Registrable Securities (the “Requesting Holders”) and, subject to reductions consistent with the Pro Rata calculations in subsection 2.1.5, shall include in such Underwritten Offering all Registrable Securities with respect to which the Company has received written requests for inclusion therein, within five (5) days after sending the Company Underwritten Demand Notice. The Company shall enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the managing Underwriter or Underwriters selected by the initiating Demanding Holders with the written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed) and shall take all such other reasonable actions as are requested by the managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Registrable Securities. In connection with any Underwritten Offering contemplated by this subsection 2.1.3, subject to Section 3.3 and Article IV, the underwriting agreement into which each Holder and the Company shall enter shall contain such representations and warranties, covenants, indemnities and other rights and obligations of the Company and such Holders as are customary in underwritten offerings of securities. Under no circumstances shall the Company be obligated to effect (x) more than an aggregate of three (3) Underwritten Offerings pursuant to an Underwritten Demand by the Holders under this subsection 2.1.3 with respect to any or all Registrable Securities held by such Holders and (y) more than two (2) Underwritten Offerings per year pursuant to this subsection 2.1.3; provided, however, that an Underwritten Offering pursuant to an Underwritten Demand shall not be counted for such purposes unless a Registration Statement that may be available at such time has become effective and all of the Registrable Securities requested by the Requesting Holders and the Demanding Holders to be registered on behalf of the Requesting Holders and the Demanding Holders in such Registration Statement have been sold, in accordance with Section 3.1 of this Agreement.

2.1.4 Holder Information Required for Participation in Underwritten Offering. At least ten (10) business days prior to the first anticipated filing date of a Registration Statement pursuant to this Article II, the Company shall use reasonable best efforts to notify each Holder in writing (which may be by email) of the information reasonably necessary about the Holder to include such Holder’s Registrable Securities in such Registration Statement. Notwithstanding anything else in this Agreement, the Company shall not be obligated to include such Holder’s Registrable Securities to the extent the Company has not received such information, and received any other reasonably requested agreements or certificates, on or prior to the fifth business day prior to the first anticipated filing date of a Registration Statement pursuant to this Article II.

2.1.5 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Offering, in good faith, advises the Company, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Common Stock or other equity securities that the Company desires to sell and the Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders (pro rata based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders have requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Requesting Holders (Pro Rata, based on the respective number of Registrable Securities that each Requesting Holder has so requested) exercising their rights to register their Registrable Securities pursuant to subsection 2.1.3 hereof, without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Common Stock or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.1.6 Underwritten Offering Withdrawal. A majority-in-interest of the Demanding Holders initiating an Underwritten Demand or a majority-in-interest of the Requesting Holders (if any), pursuant to a Registration under subsection 2.1.3 shall have the right to withdraw from a Registration pursuant to an Underwritten Offering pursuant to subsection 2.1.3 for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Registration at least five (5) business days prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Underwritten Offering (or in the case of an Underwritten Registration pursuant to Rule 415, at least five (5) business days prior to the time of pricing of the applicable offering). Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to an Underwritten Offering prior to its withdrawal under this subsection 2.1.6.

2.2 Piggyback Registration.

2.2.1 Piggyback Rights. If, at any time on or after the Closing, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company, including, without limitation, pursuant to Section 2.1 hereof), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for a rights offering or an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of the shares of Common Stock that the Company desires to sell, taken together with (i) the shares of Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the shares of Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(a) If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock, if any, as to which Registration has been requested or demanded pursuant to written contractual Piggyback Registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities;

(b) If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, the Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration at least five (5) business days prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration (or in the case of an Underwritten Registration pursuant to Rule 415, at least five (5) business days prior to the time of pricing of the applicable offering). The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to an Underwritten Offering effected under subsection 2.1.3.

2.3 Restrictions on Registration Rights. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to (but may, at its sole option) (A) effect an Underwritten Offering (i) within sixty (60) days after the closing of an Underwritten Offering, or (ii) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company-initiated Registration and provided that the Company has delivered written notice to the Holders prior to receipt of an Underwritten Demand pursuant to subsection 2.1.3 and it continues to actively employ, in good faith, all reasonable best efforts to cause the applicable Registration Statement to become effective or (B) file a Registration Statement (or any amendment thereto) or effect an Underwritten Offering (or, if the Company has filed a shelf Registration Statement and has included Registrable Securities therein, the Company shall be entitled to suspend the offer and sale of Registrable Securities pursuant to such Registration Statement) for a period of up to forty-five (45) days (i) if the Holders have requested an Underwritten Demand and the Company and the Holders are unable to obtain the commitment of Underwriters to firmly underwrite the offer; or (ii) in the good faith judgment of the Board such Underwritten Offering would be materially detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, provided that in each case of (i) and (ii) the Company shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be materially detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement and provided, further, that the Company shall not defer its obligation in this manner more than once in any 12 month period.

ARTICLE III
COMPANY PROCEDURES

3.1 General Procedures. If the Company is required to effect the Registration of Registrable Securities, subject to applicable law and any regulations promulgated by any securities exchange on which the Registrable Securities are then listed, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission within thirty (30) days a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or the Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and each Holder of Registrable Securities included in such Registration, and such Holder’s legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and each Holder of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as any Holder of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 provide a CUSIP number for all Registrable Securities, not later than the effective date of such Registration Statement;

3.1.8 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.9 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities and its counsel, including, without limitation, providing copies promptly upon receipt of any comment letters received with respect to any such Registration Statement or Prospectus;

3.1.10 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.11 permit a representative of the Holders (such representative to be selected by a majority of the participating Holders), the Underwriter(s), if any, and any attorney or accountant retained by such Holders or Underwriter(s) to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that any such representative or Underwriter enters into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information; and provided further, the Company may not include the name of any Holder or Underwriter or any information regarding any Holder or Underwriter in any Registration Statement or Prospectus, any amendment or supplement to such Registration Statement or Prospectus, any document that is to be incorporated by reference into such Registration Statement or Prospectus, or any response to any comment letter, without the prior written consent of such Holder or Underwriter and providing each such Holder or Underwriter a reasonable amount of time to review and comment on such applicable document, which comments the Company shall include unless contrary to applicable law;

3.1.12 obtain a “comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration which the participating Holders may rely on, in customary form and covering such matters of the type customarily covered by “comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.13 on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurance letter, dated as of such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriter(s), if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter(s) may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders;

3.1.14 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.15 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission), which requirement will be deemed satisfied if the Company timely files Forms 10-Q and 10-K, as may be required to be filed under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

3.1.16 if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $50,000,000, use its reasonable best efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter(s) in any Underwritten Offering; and

3.1.17 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2 Registration Expenses. Except as otherwise provided herein, the Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing any Holder.

3.3 Requirements for Participation in Underwritten Offerings. No person or entity may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person or entity (i) agrees to sell such person’s or entity’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide to the Company in writing information and affidavits as the Company reasonably requests for use in connection with any Registration Statement or Prospectus, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of outside legal counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. For the avoidance of doubt, the exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.

3.4 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than forty-five (45) days, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of the Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

3.6 Lock-Up Restrictions.

3.6.1 During the Lock-Up Period, none of the Existing Holders shall offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of or distribute any shares of Common Stock that are subject to the Lock-Up Period or any securities convertible into, exercisable for, exchangeable for or that represent the right to receive shares of Common Stock that are subject to the Lock-Up Period, whether now owned or hereinafter acquired, that are owned directly by such Existing Holder (including securities held as a custodian) or with respect to which such Existing Holder has beneficial ownership within the rules and regulations of the Commission (such securities that are subject to the Lock-Up Period, the “Restricted Securities”), other than any transfer to an affiliate of an Existing Holder or to a Permitted Transferee, as applicable. The foregoing restriction is expressly agreed to preclude each Existing Holder, as applicable, from engaging in any hedging or other transaction with respect to Restricted Securities which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Restricted Securities even if such Restricted Securities would be disposed of by someone other than such Existing Holder. Such prohibited hedging or other transactions include any short sale or any purchase, sale or grant of any right (including any put or call option) with respect to any of the Restricted Securities of the applicable Existing Holder, or with respect to any security that includes, relates to, or derives any significant part of its value from such Restricted Securities.

3.6.2 Each Existing Holder hereby represents and warrants that it now has and, except as contemplated by this subsection 3.6.2 for the duration of the Lock-Up Period, will have good and marketable title to its Restricted Securities, free and clear of all liens, encumbrances, and claims that could impact the ability of such Existing Holder to comply with the foregoing restrictions Each Existing Holder agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Restricted Securities during the Lock-Up Period.

ARTICLE IV
INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and out-of-pocket expenses (including reasonable and documented attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and out-of-pocket expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify under this Section 4.1.2 shall be several, not joint and several, among the Holders of Registrable Securities, and the total liability of a Holder under this Section 4.1.2 shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3 Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party), and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), which settlement includes a statement or admission of fault or culpability on the part of such indemnified party, or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by Pro Rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V
MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, facsimile or electronic mail. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, facsimile or electronic mail, at such time as it is delivered to the addressee (except in the case of electronic mail, with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: [Banzai Holdings, Inc.], 435 Ericksen Ave, Suite 250, Bainbridge Island, WA 98110, Attn: Joseph Davy, E-mail: joe@banzai.io, with a copy to: Cooley LLP, 1700 Seventh Avenue, Suite 1900, Seattle, WA 98101-1355, Attn: Sonya Erickson, E-mail: serickson@cooley.com, and, if to any Holder, at such Holder’s address or contact information as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company and the Holder of Registrable Securities, as the case may be, hereunder may not be assigned or delegated by the Company or the Holders of Registrable Securities, as the case may be, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee but only if such Permitted Transferee agrees to become bound by the transfer restrictions set forth in this Agreement.

5.2.2 Prior to the expiration of the Lock-Up Period, no Holder subject to the Lock-Up Period may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, in violation of the Lock-Up Period, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee but only if such Permitted Transferee agrees to become bound by the transfer restrictions set forth in this Agreement.

5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.4 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

5.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced. Each party agrees that an electronic copy of this Agreement shall be considered and treated like an original, and that an electronic or digital signature shall be as valid as a handwritten signature (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g.,www.docusign.com)).

5.4 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (I) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION AND (II) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK.

5.5 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects either the Existing Holders as a group or the New Holders as a group, as the case may be, in a manner that is materially adversely different from the New Holders or the Existing Holders, respectively, shall require the consent of at least a majority-in-interest of the Registrable Securities held by such Existing Holders or a majority-in-interest of the Registrable Securities held by the New Holders, as applicable, at the time in question so affected; provided, further, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder or group of affiliated Holders, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder or group of affiliated Holders so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party. Any amendment, termination, or waiver effected in accordance with this Section 5.5 shall be binding on each party hereto and all of such party’s successors and permitted assigns, regardless of whether or not any such party, successor or assignee entered into or approved such amendment, termination, or waiver.

5.6 Other Registration Rights. The Company represents and warrants that no person, other than (i) a Holder of Registrable Securities and (ii) a holder of securities of the Company that are registrable pursuant to the GEM Agreement, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that, except with respect to the GEM Agreement, this Agreement supersedes the Existing Registration Rights Agreement and any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail. Notwithstanding the foregoing, the Company and the Holders hereby acknowledge that the Company has granted resale registration rights to certain holders of Company securities in the GEM Agreement, and that nothing herein shall restrict the ability of the Company to fulfill its resale registration obligations under the GEM Agreement.

5.7 Opt-Out Requests. Each Holder shall have the right, at any time and from time to time (including after receiving information regarding any potential public offering), to elect to not receive any notice that the Company or any other Holders otherwise are required to deliver pursuant to this Agreement by delivering to the Company a written statement signed by such Holder that it does not want to receive any notices hereunder (an “Opt-Out Request”); in which case and notwithstanding anything to the contrary in this Agreement the Company and other Holders shall not be required to, and shall not, deliver any notice or other information required to be provided to Holders hereunder to the extent that the Company or such other Holders reasonably expect would result in a Holder acquiring material non-public information within the meaning of Regulation FD promulgated under the Exchange Act. An Opt-Out Request may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely . A Holder who previously has given the Company an Opt-Out Request may revoke such request at any time, and there shall be no limit on the ability of a Holder to issue and revoke subsequent Opt-Out Requests; provided that each Holder shall use commercially reasonable efforts to minimize the administrative burden on the Company arising in connection with any such Opt-Out Requests.

5.8 Existing Registration Rights Agreement. The Sponsor and the Existing Holders hereby agree that upon execution of this Agreement by the Sponsor and the Existing Holders, the Existing Registration Rights Agreement shall be automatically terminated and superseded in its entirety by this Agreement.

5.9 Term. This Agreement shall terminate upon the earlier of (i) the seventh (7th) anniversary of the date of this Agreement, and (ii) the date as of which all of the Registrable Securities have been sold or disposed of or, (iii) with respect to any particular holder, (A) such Holder is permitted to sell the Registrable Securities held by him, her or it under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale and without compliance with the current public reporting requirements set forth under Rule 144(i)(2), or (B) such Holder requests and the Company agrees to authorize the Company’s transfer agent to remove any legend on share certificates of such Holder’s Registrable Securities restricting further transfer (or any similar restriction in book entry positions of such Holder). The provisions of Section 3.5 and Article IV shall survive any termination.

5.8 Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties as to the matters covered herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

[BANZAI HOLDINGS INC.], a Delaware corporation

By:
Name:
Title:

SPONSOR:

7GC & Co. holdings llc, a Delaware limited liability company

By:
Name:
Title:

OTHER PRE-IPO HOLDERS:

Courtney Robinson

Tripp Jones

Kent Schofield

Patrick Eggen

NEW HOLDERS:

[●]

[Signature Page to Amended and Restated Registration Rights Agreement]

B-18